EXHIBIT 11(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Post-Effective Amendment No. 30 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 2-99810) of our report dated April 23, 1997 on our audit of the financial statements and financial highlights of The PBHG Funds, Inc. in the Statement of Additional Information. We also consent to the reference to our Firm under the headings "Financial Highlights" and "Counsel and Independent Accountants" in the Prospectus and under the heading "Experts" in the Statement of Additional Information.



/s/ Coopers & Lybrand L.L.P.
----------------------------
Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
May 16, 1997